EXHIBIT A






                         AMERITRUCK DISTRIBUTION CORP.
                    ENGAGES INVESTMENT FIRM TO RAISE EQUITY

COMPANY CONTACTS:                                   FOR IMMEDIATE RELEASE

Kenneth H. Evans, Jr., CFO
AmeriTruck Distribution Corp.

301 Commerce, Suite 1101
Forth Worth, TX 76102
Telephone: (817) 332-6020
Facsimile: (817) 332-2556


     DATED OCTOBER 17, 1997, FORTH WORTH, TEXAS - AmeriTruck Distribution Corp. ("AmeriTruck" or the "Company") announced that it has engaged a nationally recognized investment-banking firm to act as its exclusive agent for the private placement of additional equity. The Company said that the proceeds of the offering will be used to continue the Company's acquisition program and to retire existing debt.

     The securities referred to above will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.